Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation on Form 8-K/A Amendment No. 2 of our report dated March 23, 2006, relating to the financial statements of Sieger Engineering, Inc., as of and for the years ended December 31, 2005, 2004 and 2003.

/s/ Moss Adams LLP

San Francisco, California
May 25, 2007